SUPPLEMENT
TO PROSPECTUS SUPPLEMENT DATED MAY 24, 2001
(To Prospectus dated January 10, 2001)


                                  CWMBS, INC.
                                   Depositor

                                  Countrywide
                                Home Loans, Inc.
                                     Seller

                         Alternative Loan Trust 2001-6
                                     Issuer

               Mortgage Pass-Through Certificates, Series 2001-10



                            The Class PO Certificates

         o This supplement relates to the offering of the Class PO certificates of the series referenced above. This supplement does not contain complete information about the offering of the Class PO certificates. Additional information is contained in the prospectus supplement dated May 24, 2001, prepared in connection with the offering of the offered certificates of the series referenced above and in the prospectus of the depositor dated January 10, 2001. You are urged to read this supplement, the prospectus supplement and the prospectus in full.

         o As of the September 25, 2002, the class certificate balance of the Class PO certificates was approximately $3,136,350.


Neither the SEC nor any state securities commission has approved these securities or determined that this supplement, the prospectus supplement or the prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

This supplement is to be used by Countrywide Securities Corporation, an affiliate of CWMBS, Inc., Countrywide Home Loans, Inc. and Countrywide Home Loans Servicing LP, in connection with offers and sales relating to transactions in the Class PO Certificates in which Countrywide Securities Corporation acts as placement agent. Sales will be made at prices related to the prevailing prices at the time of sale.

October 15, 2002


--------------------------------------------------------------------------------
The Class PO Certificates represent obligations of the trust only and do not represent an interest in or obligation of CWMBS, Inc., Countrywide Home Loans, Inc., Countrywide Home Loans Servicing LP, or any of their affiliates.

This supplement may be used to offer and sell the offered certificates only if accompanied by the prospectus supplement and the prospectus.
--------------------------------------------------------------------------------

                                THE MORTGAGE POOL

                  As of September 1, 2002 (the "Reference Date"), the Mortgage Pool included approximately 1878 Mortgage Loans having an aggregate Stated Principal Balance of approximately $505,112,695.

                  The following table summarizes the delinquency and foreclosure experience of the Mortgage Loans as of the Reference Date.

                                                                                      As of
                                                                                September 1, 2002
                                                                                -----------------
Total Number of Mortgage Loans............................................            1878
Delinquent Mortgage Loans and Pending Foreclosures at Period End (1)
         30-59 days.......................................................            3.99%
         60-90 days.......................................................            1.01%
         91 days or more (excluding pending foreclosures).................            1.28%
                                                                                      ----
         Total Delinquencies..............................................            6.28%
Foreclosures Pending......................................................            2.08%
                                                                                      ----
Total Delinquencies and foreclosures pending..............................            8.36%
                                                                                      ====

--------------
(1) As a percentage of the total number of Mortgage Loans as of the Reference Date.

                  Eight (8) Mortgage Loans have been converted and are, as of the Reference Date, REO Loans.

                  Certain information as to the Mortgage Loans as of the Reference Date is set forth in Exhibit 1 in tabular format. Other than with respect to rates of interest, percentages (approximate) are stated in such tables by Stated Principal Balance of the Mortgage Loans as of the Reference Date and have been rounded in order to total 100.00%.

                           SERVICING OF MORTGAGE LOANS

The Master Servicer

                  Countrywide Home Loans Servicing LP will act as Master Servicer under the Agreement.

Foreclosure and Delinquency Experience

                  The following table summarizes the delinquency, foreclosure and loss experience, respectively, on the dates indicated, of all mortgage loans originated or acquired by Countrywide Home Loans, Inc., serviced or master serviced by the Seller and/or the Master Servicer and securitized by the Depositor. The delinquency, foreclosure and loss percentages may be affected by the size and relative lack of seasoning of such servicing portfolio which increased from approximately $10.990 billion at February 28, 1998, to approximately $15.844 billion at February 28, 1999, to approximately $17.759 billion at February 29, 2000, to approximately $21.251 billion at February 28, 2001, to approximately $25.658 billion at December 31, 2001, and to approximately $29.205 billion at June 30, 2002. Accordingly, the information should not be considered as a basis for assessing the likelihood, amount or severity of delinquency or losses on the Mortgage Loans and no assurances can be given that the foreclosure, delinquency and loss experience presented in the table below will be indicative of such experience on the Mortgage Loans:

                                                                                                            At              At
                                                                 At February 28(29),                    December 31,     June 30,
                                            --------------------------------------------------------    -----------    ------------
                                               1998           1999           2000           2001           2001            2002
                                            -----------    -----------    -----------    -----------    -----------    -----------
Delinquent Mortgage Loans and
   Pending Foreclosures at
      Period End
     30-59 days .....................              1.08%          1.03%          1.36%          1.61%          1.89%          1.85%
     60-89 days .....................              0.16           0.18           0.22           0.28           0.39           0.40
     90 days or more (excluding
        pending foreclosures) .......              0.16           0.12           0.16           0.14           0.23           0.28
                                            -----------    -----------    -----------    -----------    -----------    -----------
         Total of delinquencies                    1.40%          1.32%          1.75%          2.03%          2.51%          2.53%
                                            ===========    ===========    ===========    ===========    ===========    ===========
Foreclosures pending ................              0.17%          0.14%          0.16%          0.27%          0.31%          0.28%
                                            ===========    ===========    ===========    ===========    ===========    ===========

Total delinquencies and
    foreclosures pending ............              1.57%          1.46%          1.91%          2.30%          2.82%          2.81%
                                            ===========    ===========    ===========    ===========    ===========    ===========

Net Gains/(Losses) on
    liquidated loans(1) .............       $(2,662,000)   $(2,882,524)   $(3,076,240)   $(2,988,604)   $(5,677,141)   $(3,054,092)

Percentage of Net
    Gains/(Losses) on
    liquidated loans(1)(2) ..........            (0.024)%       (0.018)%       (0.017)%       (0.014)%       (0.022)%       (0.010)%
Percentage of Net
    Gains/(Losses) on
    liquidated loans (based on
    average outstanding
    principal balance)(1) ...........            (0.027)%       (0.021)%       (0.017)%       (0.015)%       (0.023)%       (0.011)%

-----------------
(1) "Net Gains (Losses)" are actual gains or losses incurred on liquidated properties which are calculated as net liquidation proceeds less book value (excluding loan purchase premium or discount).

(2) Based upon the total principal balance of the mortgage loans outstanding on the last day of the indicated period.


                    DESCRIPTION OF THE CLASS PO CERTIFICATES

                  The Class PO Certificates are allocated principal payments as described in the Prospectus Supplement under "Description of the Certificates".

                  As of September 25, 2002 (the "Certificate Date"), the Class Certificate Balance of the Class PO Certificates was approximately $3,136,350, evidencing a beneficial ownership interest of approximately 0.62% in the Trust Fund. As of the Certificate Date, the Senior Certificates had an aggregate principal balance of approximately $466,991,562 and evidenced in the aggregate a beneficial ownership interest of approximately 92.45% in the Trust Fund. As of the Certificate Date, the Subordinated Certificates had an aggregate principal balance of $38,121,132, and evidenced in the aggregate a beneficial ownership interest of approximately 7.55% in the Trust Fund. For additional information with respect to the Class PO Certificates, see "Description of the Certificates" in the Prospectus Supplement.

Reports to Certificateholders

                  The most recent monthly statement that has been furnished to Certificateholders of record on the most recent Distribution Date is included herein as Exhibit 2.

Revised Structuring Assumptions

                  Unless otherwise specified, the information in the tables appearing in this Supplement under "Yield, Prepayment and Maturity Considerations -- Decrement Table" has been prepared on the basis of the assumed characteristics of the Mortgage Loans and other assumptions described in the Prospectus Supplement under "Description of the Certificates -- Structuring Assumptions" (the "Structuring Assumptions") and the following additional assumptions (collectively with the Structuring Assumptions, the "Revised Structuring Assumptions"): (i) the Class Certificate Balance of the Class PO Certificates is $3,136,350 and (ii) the closing date of the sale of the Class PO Certificates is October 15, 2002. While it is assumed that each of the Mortgaged Loans prepays at the specified constant percentages of the Prepayment Assumption, this is not likely to be the case. Moreover, discrepancies will exist between the characteristics of the actual Mortgage Loans as of the Reference Date and characteristics of the Mortgage Loans assumed in preparing the tables herein.

                  YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS

Sensitivity of the Class PO Certificates

                  The information set forth in the following table has been prepared on the basis of the Revised Structuring Assumptions and on the assumption that the aggregate purchase price of the Class PO Certificates (expressed as a percentage of their Certificate Date Class Certificate Balance) is 82.0%.

         Sensitivity of the Principal Only Certificates to Prepayments
                          (Pre-tax Yields to Maturity)

                                 Percentage of the Prepayment Assumption
                           ---------------------------------------------------
Class                       0%         50%        100%        200%        300%
-----                      ----       -----       ----       -----       ------

Class PO.............      1.1%       2.8%        5.2%       11.3%       19.8%


                  It is unlikely that all of the Mortgage Loans will have the precise characteristics described in this supplement or that the Mortgage Loans will all prepay at the same rate until maturity or that all of the Discount Mortgage Loans will prepay at the same rate or time. As a result of these factors, the pre-tax yield on the Class PO Certificates is likely to differ from those shown in the table above, even if all of the Discount Mortgage Loans prepay at the indicated percentages of the Prepayment Assumption. No representation is made as to the actual rate of principal payments on the Mortgage Loans for any period or over the life of the Class PO Certificates or as to the yield on the Class PO Certificates. Investors must make their own decisions as to the appropriate prepayment assumptions to be used in deciding whether to purchase the Class PO Certificates.

Decrement Table

                  The following table indicates the percentage of the Certificate Date Principal Balance of the Class PO Certificates that would be outstanding after each of the dates shown at various constant percentages of the Prepayment Assumption and the corresponding weighted average life thereof. The table has been prepared based on the Revised Structuring Assumptions. It is not likely that the Mortgage Loans will have the precise characteristics described in this Supplement or all of the Mortgage Loans will prepay at the constant percentages of the Prepayment Assumption specified in the table or at any other constant rate. Moreover, the diverse remaining terms to maturity of the Mortgage Loans could produce slower or faster principal distributions than indicated in the table, which has been prepared using the specified constant percentages of the Prepayment Assumption, even if the remaining term to maturity of the Mortgage Loans is consistent with the remaining terms to maturity of the Mortgage Loans specified in the Structuring Assumptions and Revised Structuring Assumptions.

                          Percent of Class Certificate
                              Balance Outstanding*

                                                            Class PO
                                                   the Prepayment Assumption
          Distribution Date                0%       50%      100%      200%      300%
          -----------------                --       ---      ----      ----      ----
Initial Percent..................         100       100       100       100       100
October 15, 2002                           72        71        71        69        67
October 25, 2003                           71        64        56        41        26
October 25, 2004                           70        56        44        24        10
October 25, 2005                           69        50        35        14         4
October 25, 2006                           68        44        27         8         2
October 25, 2007                           67        39        22         5         1
October 25, 2008                           66        35        17         3         0
October 25, 2009                           64        31        13         2         0
October 25, 2010                           63        27        10         1         0
October 25, 2011                           61        24         8         1         0
October 25, 2012                           60        21         6         0         0
October 25, 2013                           58        18         5         0         0
October 25, 2014                           56        16         4         0         0
October 25, 2015                           54        14         3         0         0
October 25, 2016                           52        12         2         0         0
October 25, 2017                           50        10         2         0         0
October 25, 2018                           47         9         1         0         0
October 25, 2019                           45         7         1         0         0
October 25, 2020                           42         6         1         0         0
October 25, 2021                           39         5         1         0         0
October 25, 2022                           36         4         0         0         0
October 25, 2023                           32         4         0         0         0
October 25, 2024                           29         3         0         0         0
October 25, 2025                           25         2         0         0         0
October 25, 2026                           21         2         0         0         0
October 25, 2027                           17         1         0         0         0
October 25, 2028                           12         1         0         0         0
October 25, 2029                            8         0         0         0         0
October 25, 2030                            3         0         0         0         0
October 25, 2031                            0         0         0         0         0
Weighted Average Life (years) **          18.40      7.61      4.21      1.98      1.15

--------------------------

*   Rounded to the nearest whole percentage.

** Determined as specified under "Weighted Average Lives of the Offered Certificates" in the Prospectus Supplement.

                               CREDIT ENHANCEMENT

                  As of the Reference Date, the Special Hazard Loss Coverage Amount, Bankruptcy Loss Coverage Amount and Fraud Loss Coverage Amount were approximately $10,712,951 and $200,000 and $0.00, respectively.

                    MATERIAL FEDERAL INCOME TAX CONSEQUENCES

                  The following discussion addresses the material federal income tax consequences of purchasing, owning, and disposing of Principal Only Certificates (the "Certificates"). It is based on laws, regulations, administrative rulings, and judicial decisions now in effect, all of which are subject to change retroactively. This discussion does not describe aspects of federal tax law unique to certain Certificateholders such as insurance companies and investors who hold certificates as part of a straddle as defined in Section 1092 of the Internal Revenue Code of 1986, as amended. All investors should consult their own tax advisors regarding the federal, state, local or foreign income tax consequences of purchasing, owning or disposing of the Certificates.

                  General. For federal income tax purposes, the Certificates will be treated as debt instruments issued by the REMIC with an amount of Original Issue Discount ("OID") equal to the difference between their principal balance and issue price. All Certificateholders will be required to report income with respect to the Certificates under an accrual method of accounting. Computing accruals of OID in the manner described hereafter may (depending on the actual rate of prepayments during the accrual period) result in the accrual of negative amounts of OID on the Certificates in an accrual period. Holders will be entitled to offset negative accruals of OID only against future OID accruals on their Certificates. Purchasers may have to adjust their accrual of income to account for past accruals of OID on the Certificates and to account for market discount and acquisition premium as discussed herein. The following discussion is based in part on the OID Regulations and in part on the Code. Certificateholders should be aware that these authorities do not adequately address all relevant issues.

                  Original Issue Discount. Certificateholders will be required to include OID in income as it accrues, in accordance with a constant yield method based on the semi-annual (or more frequent) compounding of interest. The rules governing OID, which are set forth in Code Sections 1271 through 1273 and 1275, require that the amount and rate of accrual of OID be calculated based on the Prepayment Assumption and the anticipated reinvestment rate, if any, relating to the Certificates. These rules also prescribe a method for adjusting the amount and rate of accrual of OID if the actual prepayment rate differs from the Prepayment Assumption. For purposes of determining the amount and rate of accrual of OID and market discount on the Certificates, the trust fund has assumed that there will be prepayments on the mortgage loans at a rate equal to 365% SPA. No representation is made that the mortgage loans have or will prepay at that rate or any other rate.

                  The IRS issued final regulations (the "Contingent Regulations") in June 1996 governing the calculation of OID on instruments having contingent interest payments, but these regulations do not apply to debt instruments subject to Code Section 1272(a)(6), such as the Certificates. Additionally, other OID Regulations do not specifically interpret Code Section 1272(a)(6). The trustee bases its computations on Code Section 1272(a)(6) and the OID Regulations as described in the prospectus. However, in light of the foregoing, there can be no assurance that this methodology represents the correct manner of calculating OID.

                  Generally, a Certificateholder must include in income the "daily portions," as determined below, of the OID that accrues on the Certificate for each day the Certificateholder holds the Certificate, including the purchase date but excluding the disposition date. The daily portions of OID are determined by allocating to each day in an accrual period the ratable portion of OID allocable to the accrual period. In the case of a full accrual period, the OID accrued during the accrual period will be determined by

         o adding (i) the present value at the end of the accrual period (determined by using as a discount factor the original yield to maturity of the Certificates as calculated under the Prepayment Assumption) of all remaining payments to be received on the Certificates under the Prepayment Assumption and (ii) any payments included in the stated redemption price at maturity received during the same accrual period, and

         o subtracting from that total the adjusted issue price ("AIP") of the Certificates at the beginning of the same accrual period.

                  The AIP of a Certificate at the start of the first accrual period is its issue price; the AIP of a Certificate at the start of a subsequent accrual period is the AIP at the start of the immediately preceding accrual period plus the amount of OID allocable to that accrual period and reduced by the amount of any payment other than a payment of qualified stated interest made at the end of or during that accrual period. The OID accrued during an accrual period is divided by the number of days in the period to determine the daily portion of OID for each day in the accrual period.

                  The calculation of OID under the method described above will cause the accrual of OID to either increase or decrease (but never below zero) in a given accrual period to reflect the fact that prepayments are occurring faster or slower than under the Prepayment Assumption.

                  A subsequent purchaser of a Certificate issued with OID who purchases the Certificate at a cost less than the remaining stated redemption price at maturity will also be required to include in gross income the sum of the daily portions of OID on that Certificate. In the case of a subsequent purchaser who acquires a Certificate at a price higher than its AIP but less than its stated redemption price at maturity, however, the daily portion is reduced by the amount that would be the daily portion for the day (computed in accordance with the rules set forth above) multiplied by a fraction. The numerator of the fraction is the excess (if any) of (i) the cost of the Certificate to the purchaser, over (ii) the AIP of the Certificate, and the denominator is the sum of the daily portions for that Certificate for all days after the date of the purchase and ending on the maturity date as computed under the Prepayment Assumption. A holder who pays an acquisition premium instead may elect to accrue OID by treating the purchase as a purchase at original issue.

                  Election to Treat All Interest as OID. The OID Regulations permit a Certificateholder to elect to accrue all interest, discount (including de minimis market or original issue discount) and premium in income as interest, based on a constant yield method. If this election is made with respect to a Certificate having market discount, then the Certificateholder is deemed to have made an election to include market discount in income currently with respect to all other market discount debt instruments that the Certificateholder acquires during the year of the election and thereafter. The election to accrue interest, discount and premium on a constant yield method with respect to a Certificate cannot be revoked without IRS consent.

                  Market Discount. Certificate purchasers may also be subject to the market discount rules of Code Sections 1276 through 1278. Under these provisions and the OID Regulations, "market discount" equals the excess, if any, of the Certificate's AIP over the price for the Certificate paid by the purchaser. A Certificateholder that purchases a Certificate at a market discount will recognize income upon receipt of each distribution representing stated redemption price. In particular, under Section 1276 of the Code a holder generally will be required to allocate each principal distribution first to accrued market discount not previously included in income, and to recognize ordinary income to that extent. A Certificateholder may elect to include market discount in income currently as it accrues rather than including it on a deferred basis in accordance with the foregoing. If made, the election will apply to all market discount bonds acquired by the Certificateholder on and after the first day of the first taxable year to which the election applies.

                  Market discount with respect to a Certificate will be considered to be zero if it is less than 0.25% of the Certificate's stated redemption price at maturity multiplied by the Certificate's weighted average maturity remaining after the date of purchase. In that case, the actual amount of market discount must be allocated to the remaining principal payments on the Certificate, and gain equal to the allocated amount will be recognized when the corresponding principal payment is made. Treasury regulations implementing the market discount rules have not yet been issued and investors should consult their own tax advisors regarding the application of these rules and the advisability of making any of the market discount elections.

                  Under the Code, any principal payment (whether a scheduled payment or a prepayment) or any gain on disposition of a market discount bond is ordinary income to the extent that it does not exceed the accrued market discount at the time of the payment or disposition. The amount of accrued market discount for purposes of determining the tax treatment of subsequent principal payments or dispositions of the market discount bond is reduced by the amount so treated as ordinary income.

                  The Code also grants authority to the Treasury Department to issue regulations providing for the computation of accrued market discount on debt instruments, the principal of which is payable in more than one installment. Until regulations are issued by the Treasury, rules described in the Legislative History will apply. Under those rules, the holder of a market discount bond issued with OID may elect to accrue market discount on the basis of a fraction, the numerator of which is the OID accruing during the period and the denominator of which is the total remaining OID at the beginning of the period. For purposes of this calculation the same Prepayment Assumption applicable to calculating the accrual of OID (365% SPA) will apply.

                  A holder of a Certificate acquired at a market discount also may be required to defer, until the maturity date of the Certificate or its earlier taxable disposition, the deduction of a portion of the interest that the holder paid or accrued during the taxable year on indebtedness incurred or maintained to purchase or carry the Certificate in excess of the aggregate amount of interest (including OID) includible in the holder's gross income for the taxable year with respect to the Certificate. The amount of the net interest expense deferred in a taxable year may not exceed the amount of market discount accrued on the Certificate for the days during the taxable year on which the holder held the Certificate and, in general, would be deductible when the market discount is includible in income. The amount of any remaining deferred deduction is to be taken into account in the taxable year in which the Certificate matures or is disposed of in a taxable transaction. In the case of a disposition in which gain or loss is not recognized in whole or in part, any remaining deferred deduction will be allowed to the extent of gain recognized on the disposition. This deferral rule does not apply if the Certificateholder elects to include the market discount in income currently as it accrues on all market discount obligations acquired by the Certificateholder in that taxable year or thereafter.

                  Sale, Exchange or Redemption. If a Certificate is sold, exchanged, redeemed or retired, the seller will recognize gain or loss equal to the difference between the amount realized on the sale, exchange, redemption, or retirement and the seller's adjusted basis in the Certificate. The adjusted basis generally will equal the original cost of the Certificate to the seller, increased by any OID and market discount included in the seller's gross income with respect to the Certificate, and reduced (but not below zero) by payments included in the stated redemption price at maturity previously received by the seller and by any amortized premium. Similarly, a holder who receives a payment that is part of the stated redemption price at maturity of a Certificate will recognize gain equal to the excess, if any, of the amount of the payment over the holder's adjusted basis in the Certificate. A Certificateholder who receives a final payment that is less than the holder's adjusted basis in the Certificate will generally recognize a loss. Except as provided in the following paragraph and as provided under "Market Discount," any gain or loss will be capital gain or loss, provided that the Certificate is held as a "capital asset" (generally, property held for investment) within the meaning of Code Section 1221.

                  Gain from the sale or other disposition of a Certificate that might otherwise be capital gain will be treated as ordinary income to the extent that the gain does not exceed the excess, if any, of the amount that would have been includible in the holder's income with respect to the Certificate had income accrued on it at a rate equal to 110% of the AFR as defined in Code
Section 1274(d) determined as of the date of purchase of the Certificate, over the amount actually includible in the holder's income. Gain or loss recognized from the sale of a Certificate by a bank or a thrift institution to which this section applies will be ordinary income or loss.

                  The Certificate information reports will include a statement of the AIP of the Certificate at the beginning of each accrual period. In addition, the reports will include information necessary to compute the accrual of any market discount that may arise upon secondary trading of Certificates. Because exact computation of the accrual of market discount on a constant yield method would require information relating to the holder's purchase price which the REMIC may not have, it appears that the information reports will only require information pertaining to the appropriate proportionate method of accruing market discount.

                  Treatment of Realized Losses. Although not entirely clear, it appears that corporate holders of the Certificates should generally be allowed to deduct as an ordinary loss any loss sustained during the taxable year on account of the Certificates becoming wholly or partially worthless, and that non-corporate holders should be allowed to deduct as a short term capital loss any loss sustained during the taxable year on account of the certificates becoming wholly worthless. Although the matter is unclear, non-corporate holders of certificates may be allowed a bad debt deduction at the time that the principal balance of a Certificate is reduced to reflect realized losses resulting from any liquidated mortgage loans. The IRS, however, could take the position that non-corporate holders will be allowed a bad debt deduction to reflect realized losses only after all mortgage loans remaining in the trust fund have been liquidated or the Certificates otherwise retired. Potential Holders of the certificates are urged to consult their own tax advisors regarding the appropriate timing, amount and character of any loss sustained with respect to their certificates, including any loss resulting from the failure to recover previously accrued interest or discount income.

                  Non-U.S. Persons. Generally, payments of interest (including any payment with respect to accrued OID) on the Certificates to a Certificateholder who is not a U.S. Person and is not engaged in a trade or business within the United States will not be subject to federal withholding tax if the the non-U.S. Person provides the REMIC or other person who is otherwise required to withhold U.S. tax with respect to the Certificate with an appropriate statement (on Form W-8BEN or other similar form), signed under penalties of perjury, certifying that the beneficial owner of the mortgage loan is a foreign person and providing that non-U.S. person's name and address. If a Certificateholder is not exempt from withholding, distributions of interest, including distributions in respect of accrued OID, the holder may be subject to a 30% withholding tax, subject to reduction under any applicable tax treaty.

                  Information Reporting and Backup Withholding. The master servicer will furnish or make available, within a reasonable time after the end of each calendar year, to each person who was a Certificateholder at any time during the year, any information deemed appropriate to assist Certificateholders in preparing their federal income tax returns, or to enable holders to make the information available to beneficial owners or financial intermediaries that hold the Certificates on behalf of beneficial owners. If a holder, beneficial owner, financial intermediary or other recipient of a payment on behalf of a beneficial owner fails to supply a certified taxpayer identification number or if the Secretary of the Treasury determines that the person has not reported all interest and dividend income required to be shown on its federal income tax return, then backup withholding may be required with respect to any payments. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against a recipient's federal income tax liability provided the requisite information is supplied to the IRS.

                                   OTHER TAXES

                  No representations are made regarding the tax consequences of the purchase, ownership or disposition of the certificates under any state, local or foreign tax law.

                  All investors should consult their own tax advisors regarding the federal, state, local or foreign income tax consequences of purchasing, owning or disposing of the certificates.

                                     RATINGS

                  The Class PO Certificates are currently rated "AAA" by Fitch Ratings and "Aaa" by Moody's Investors Service, Inc. See "Ratings" in the Prospectus Supplement.

                             METHOD OF DISTRIBUTION

                  Pursuant to a Placement Agency Agreement, dated as of October 15, 2002 (the "Placement Agreement"), between Countrywide Home Loans, Inc. (the "PO Seller") and Countrywide Securities Corporation (the "Placement Agent"), the Placement Agent has agreed, subject to the satisfaction of certain conditions, to sell the Class PO Certificates on a best efforts basis, and the PO Seller has agreed to sell the Class PO Certificates through the Placement Agent. Sales will be made at prices relating to the prevailing prices at the time of sale.

                                                                       EXHIBIT 1

                EXHIBIT 1 - Mortgage Pass-Through Trust 2001-10
                        (Alternative Loan Trust 2001-6)


                                 Current Mortgage Rates of the Mortgage Loans (1)
-------------------------------------------------------------------------------------------------------------
            Current                    Number of            Aggregate Principal        Percent of Mortgage
       Mortgage Rate (%)            Mortgage Loans        Balance Outstanding ($)           Pool (%)
-------------------------------------------------------------------------------------------------------------
              6.375                         1                         121,704.95                0.02
              6.500                         3                       1,148,807.83                0.23
              6.625                         3                         682,871.72                0.14
              6.750                        15                       4,393,551.62                0.87
              6.875                        31                       9,313,977.53                1.84
              7.000                        72                      21,907,684.06                4.34
              7.125                       101                      29,317,588.42                5.80
              7.250                       106                      31,745,326.50                6.28
              7.375                       127                      42,922,183.95                8.50
              7.500                       235                      77,218,948.94               15.29
              7.625                       136                      42,814,176.15                8.48
              7.750                       165                      47,934,851.18                9.49
              7.875                       158                      43,631,970.61                8.64
              8.000                        88                      22,285,013.04                4.41
              8.125                        69                      16,571,290.68                3.28
              8.250                        85                      21,158,114.47                4.19
              8.375                        73                      16,463,774.44                3.26
              8.500                        96                      17,001,474.73                3.37
              8.625                        58                      10,071,115.71                1.99
              8.750                        81                      14,735,584.95                2.92
              8.875                        74                      14,596,581.60                2.89
              9.000                        48                       9,871,124.29                1.95
              9.125                        15                       2,844,530.96                0.56
              9.250                        15                       2,150,005.34                0.43
              9.375                         6                       1,064,738.80                0.21
              9.500                        10                       1,870,497.93                0.37
              9.625                         4                         712,070.13                0.14
              9.750                         1                         168,409.96                0.03
              9.875                         2                         394,725.01                0.08
-------------------------------------------------------------------------------------------------------------
      Total                              1878                     505,112,695.50              100.00
=============================================================================================================

(1) The current Mortgage Rates listed in the preceding table include lender paid mortgage insurance premiums. As of the Reference Date, the weighted average current mortgage rate of the Mortgage Loans was approximately 7.809% per annum. As of the Reference Date, the weighted average current mortgage rate of the Mortgage Loans net of the insurance premium changed by the lender was approximately 7.773% per annum.


                                      Current Mortgage Loan Principal Balances (1)
-------------------------------------------------------------------------------------------------------------
                                                                                               Percent of
           Current Mortgage                  Number of            Aggregate Principal        Mortgage Pool
           Loan Balance ($)               Mortgage Loans        Balance Outstanding ($)           (%)
-------------------------------------------------------------------------------------------------------------
           0.01 to  50,000.00                     54                      2,102,861.32              0.42
      50,000.01 to 100,000.00                    277                     21,221,010.61              4.20
     100,000.01 to 150,000.00                    281                     34,743,212.30              6.88
     150,000.01 to 200,000.00                    160                     27,793,156.26              5.50
     200,000.01 to 250,000.00                     98                     21,765,608.46              4.31
     250,000.01 to 300,000.00                    160                     45,179,037.96              8.94
     300,000.01 to 350,000.00                    305                     99,074,261.92             19.61
     350,000.01 to 400,000.00                    232                     86,891,244.42             17.20
     450,000.01 to 500,000.00                    157                     70,312,963.74             13.92
     500,000.01 to 550,000.00                     53                     27,691,391.49              5.48
     550,000.01 to 600,000.00                     32                     18,282,540.40              3.62
     600,000.01 to 650,000.00                     43                     27,137,244.64              5.37
     650,000.01 to 700,000.00                      2                      1,385,834.01              0.27
     700,000.01 to 750,000.00                      6                      4,357,306.59              0.86
     750,000.01 to 800,000.00                      1                        790,343.09              0.16
     800,000.01 to 850,000.00                      3                      2,495,856.90              0.49
     850,000.01 to 900,000.00                      4                      3,480,855.76              0.69
     900,000.01 to 950,000.00                      2                      1,856,592.53              0.37
     950,000.01 to 1,000,000.00                    5                      4,931,183.15              0.98
     1,000,000.01 to 1,050,000.00                  1                      1,046,907.92              0.21
     1,050,000.01 to 1,100,000.00                  1                      1,087,971.30              0.22
     1,450,000.01 to 1,500,000.00                  1                      1,485,310.73              0.29
-------------------------------------------------------------------------------------------------------------
         Total                                  1878                    505,112,695.50            100.00
=============================================================================================================

(1) As of the Reference Date, the average current principal balance of the Mortgage Loans was approximately $268,963.


                          Original Loan-to-Value Ratios of the Mortgage Loans (1)(2)
-------------------------------------------------------------------------------------------------------------
     Original Loan-to-Value            Number of            Aggregate Principal        Percent of Mortgage
           Ratios (%)               Mortgage Loans        Balance Outstanding ($)           Pool (%)
-------------------------------------------------------------------------------------------------------------
     50.00 or Less                          43                     18,524,925.54                3.67
     50.01 to 55.00                         20                     10,446,848.12                2.07
     55.01 to 60.00                         31                     14,715,846.28                2.91
     60.01 to 65.00                         47                     20,071,401.81                3.97
     65.01 to 70.00                         81                     32,601,000.28                6.45
     70.01 to 75.00                        141                     50,753,004.98               10.05
     75.01 to 80.00                        696                    221,808,381.21               43.91
     80.01 to 85.00                         44                     11,238,246.95                2.22
     85.01 to 90.00                        509                     86,695,392.51               17.16
     90.01 to 95.00                        265                     38,103,939.28                7.54
     95.01 to 97.00                          1                        153,708.54                0.03
-------------------------------------------------------------------------------------------------------------
      Total                               1878                    505,112,695.50              100.00
=============================================================================================================

(1) The weighted average original Loan-to-Value Ratio of the Mortgage Loans is approximately 78.03%.

(2) Does not take into account any secondary financing on the Mortgage Loans that may have existed at the time of origination.


                              State Distribution of the Mortgaged Properties (1)
-------------------------------------------------------------------------------------------------------------
     State Distribution of             Number of            Aggregate Principal        Percent of Mortgage
      Mortgaged Properties          Mortgage Loans        Balance Outstanding ($)           Pool (%)
-------------------------------------------------------------------------------------------------------------
Alabama                                     28                      4,807,831.62                0.95
Arizona                                     52                     10,823,939.80                2.14
Arkansa                                      4                        370,171.49                0.07
California                                 597                    216,617,021.33               42.88
Colorado                                    85                     23,641,510.35                4.68
Connecticut                                 19                      4,820,701.88                0.95
Delaware                                     3                        608,452.42                0.12
District of Columbia                         3                      1,734,626.49                0.34
Florida                                    112                     22,624,925.96                4.48
Georgia                                     41                     10,449,932.47                2.07
Hawaii                                      21                      6,773,937.48                1.34
Idaho                                       12                      2,019,999.09                0.40
Illinois                                    43                      9,739,564.61                1.93
Indiana                                     16                      1,864,012.28                0.37
Iowa                                         8                      1,346,782.29                0.27
Kansas                                      12                      2,220,712.25                0.44
Kentucky                                     6                      1,468,303.92                0.29
Louisiana                                   23                      3,106,507.19                0.62
Maine                                        2                        596,427.43                0.12
Maryland                                    23                      5,332,814.91                1.06
Massachusetts                               28                      7,475,991.62                1.48
Michigan                                    39                      6,033,307.15                1.19
Minnesota                                   18                      4,197,418.44                0.83
Mississippi                                  5                        652,676.06                0.13
Missouri                                    22                      4,170,327.62                0.83
Montana                                      4                        806,966.86                0.16
Nebraska                                     2                        211,478.43                0.04
Nevada                                      30                      6,311,987.47                1.25
New Hamphsire                                7                      1,210,714.26                0.24
New Jersey                                  50                     15,685,600.51                3.11
New Mexico                                   3                        257,044.24                0.05
New York                                    63                     19,218,207.29                3.80
North Carolina                              44                      7,897,838.95                1.56
Ohio                                        54                      7,745,189.28                1.53
Oklahoma                                    27                      4,821,906.09                0.95
Oregon                                      30                      9,550,698.55                1.89
Pennsylvania                                55                      7,789,395.69                1.54
Rhode Island                                 8                      1,522,819.87                0.30
South Carolina                              16                      3,433,177.22                0.68
Tennessee                                   32                      8,740,500.44                1.73
Texas                                      107                     23,556,765.00                4.66
Utah                                        17                      4,017,073.08                0.80
Vermont                                      1                        459,105.60                0.09
Virginia                                    30                      8,171,351.33                1.62
Washington                                  57                     17,632,493.92                3.49
West Virginia                                3                        321,189.71                0.06
Wisconsin                                   13                      1,503,169.73                0.30
Wyoming                                      3                        750,125.83                0.15
-------------------------------------------------------------------------------------------------------------
      Total                               1878                    505,112,695.50              100.00
=============================================================================================================

(1) As of the Reference Date, no more than approximately 0.59% of the Mortgage Loans were secured by mortgaged properties located in any one postal zip code area.


                                  Documentation Programs for the Mortgage Loans
-------------------------------------------------------------------------------------------------------------
        Type of Program                Number of            Aggregate Principal        Percent of Mortgage
                                    Mortgage Loans        Balance Outstanding ($)           Pool (%)
-------------------------------------------------------------------------------------------------------------
Alternative                                189                     46,442,066.63                9.19
CLUES Plus                                  18                      2,630,763.88                0.52
Full                                       263                     65,489,479.08               12.97
No Income/No Asset                         436                     71,853,278.60               14.23
Reduced                                    969                    318,222,185.37               63.00
Streamlined                                  3                        474,921.94                0.09
-------------------------------------------------------------------------------------------------------------
      Total                               1878                    505,112,695.50              100.00
=============================================================================================================


                                               Types of Mortgaged Properties
-------------------------------------------------------------------------------------------------------------
                                       Number of            Aggregate Principal        Percent of Mortgage
         Property Type              Mortgage Loans        Balance Outstanding ($)           Pool (%)
-------------------------------------------------------------------------------------------------------------
2-4 Family Residence                        70                     13,474,556.75                   2.67
Low-rise Condominium                        98                     17,487,913.56                   3.46
Manufactured Housing (1)                     7                        759,359.01                   0.15
Planned Unit Development                   364                    114,002,104.18                  22.57
Single Family Residence                   1339                    359,388,762.00                  71.15
-------------------------------------------------------------------------------------------------------------
        Total                             1878                    505,112,695.50                 100.00
=============================================================================================================

(1)  Treated as real property.

                                               Purpose of the Mortgage Loans
-------------------------------------------------------------------------------------------------------------
                                       Number of            Aggregate Principal        Percent of Mortgage
          Loan Purpose              Mortgage Loans        Balance Outstanding ($)           Pool (%)
-------------------------------------------------------------------------------------------------------------
Purchase                                   1048                  268,072,484.83                53.07
Refinance (cash out)                        458                  119,643,645.67                23.69
Refinance (rate/term)                       372                  117,396,565.00                23.24
-------------------------------------------------------------------------------------------------------------
         Total                             1878                  505,112,695.50               100.00
=============================================================================================================


                                 Occupancy Types of the Mortgage Loans (1)
-------------------------------------------------------------------------------------------------------------
         Occupancy Type                Number of            Aggregate Principal        Percent of Mortgage
                                    Mortgage Loans        Balance Outstanding ($)           Pool (%)
-------------------------------------------------------------------------------------------------------------
Owner Occupied                             1780                  485,655,708.88                96.15
Investment                                   68                   11,908,946.40                 2.36
Secondary Residence                          30                    7,548,040.22                 1.49
-------------------------------------------------------------------------------------------------------------
      Total                                1878                  505,112,695.50               100.00
=============================================================================================================

(1) Based upon representations of the related Mortgagors at the time of origination.


                           Remaining Terms to Maturity of the Mortgage Loans (1)
-------------------------------------------------------------------------------------------------------------
       Remaining Term to               Number of            Aggregate Principal        Percent of Mortgage
       Maturity (months)            Mortgage Loans        Balance Outstanding ($)           Pool (%)
-------------------------------------------------------------------------------------------------------------
               222                            2                      587,410.67                 0.12
               223                            2                      606,520.82                 0.12
               224                            9                    3,937,834.68                 0.78
               225                            2                      609,740.77                 0.12
               258                            1                      179,837.16                 0.04
               265                            1                      199,252.88                 0.04
               266                            1                      243,731.41                 0.05
               267                            1                       72,473.82                 0.01
               269                            1                      195,472.13                 0.04
               270                            1                       84,430.93                 0.02
               271                            1                      168,409.96                 0.03
               284                            3                      903,914.65                 0.18
               285                            1                      390,567.95                 0.08
               286                            1                      296,721.11                 0.06
               339                            3                      607,022.98                 0.12
               340                           12                    2,291,991.20                 0.45
               341                           10                    2,236,559.02                 0.44
               342                           59                   11,988,811.27                 2.37
               343                          349                   84,026,395.17                16.64
               344                          928                  221,328,140.54                43.82
               345                          470                  166,482,012.16                32.96
               346                           20                    7,675,444.22                 1.52
-------------------------------------------------------------------------------------------------------------
      Total                                1878                  505,112,695.50               100.00
=============================================================================================================

(1) As of the Reference Date, the weighted average remaining term to scheduled maturity of the Mortgage Loans was approximately 342 months.

                                                                       EXHIBIT 2

        THE BANK OF
        NEW YORK                                    Distribution Date: 9/25/02


101 Barclay St., 8W
New York, NY 10286
Attn: Courtney Bartholomew
212-815-3236


                             Countrywide Home Loans
               Mortgage Pass-Through Certificate, Series 2001-10
                         Alternative Loan Trust 2001-6

                 Certificateholder Monthly Distribution Summary



                                    Certificate                       Pass
                       Class           Rate           Beginning       Through        Principal
Class    Cusip      Description        Type            Balance         Rate (%)    Distribution
-----   ---------   -----------     -----------    --------------    ----------   -------------
1A1     12669BY63      Senior       Fix-30/360     105,575,702.16     7.250000     4,039,171.33
2A1     12669BY71      Senior       Fix-30/360     277,084,905.66     7.000000    18,729,382.43
2A2     12669BY89      Senior       Fix-30/360      35,862,616.68     7.000000     3,692,819.47
2A3     12669BY97      Senior       Fix-30/360      16,953,428.01     7.000000             0.00
2A4     12669BZ21      Senior       Fix-30/360      20,000,000.00     7.000000             0.00
2A5     12669BZ39      Senior       Fix-30/360         372,087.21     7.000000             0.00
2A6     12669BZ47      Senior       Fix-30/360      38,311,794.31     6.500000     3,945,014.43
2A7     12669BZ54      Strip IO     Fix-30/360       2,736,556.74     7.000000             0.00
PO                                                   3,287,629.13     0.000000       151,278.27
PO-1    12669BZ70      Strip PO     Fix-30/360       1,209,126.97     0.000000        29,122.25
PO-2    12669BZ70      Strip PO     Fix-30/360       2,078,502.16     0.000000       122,156.02
M       12669BZ88      Senior       Fix-30/360      16,986,463.09     7.046451        13,418.30
B1      12669BZ96      Senior       Fix-30/360       7,643,908.39     7.046451         6,038.23
B2      12669B2A9      Senior       Fix-30/360       6,369,923.66     7.046451         5,031.86
B3      12669B2T8      Senior       Fix-30/360       3,397,292.63     7.046451         2,683.66
B4      12669B2U5      Senior       Fix-30/360       1,698,646.30     7.046451         1,341.83
B5      12669B2V3      Senior       Fix-30/360       2,103,181.06     7.046451         1,661.39
AR      12669BZ62      Senior       Fix-30/360               0.00     7.250000             0.00
                                                   --------------                 -------------
Totals                                             535,647,578.29                 30,587,841.20



                                            Current                       Cumulative
            Interest        Total          Realized         Ending         Realized
Class     Distribution    Distribution       Losses         Balance        Losses
-----    -------------    -------------    ---------    --------------    ------------
1A1        637,611.26      4,676,782.58         0.00    101,536,530.83           0.00
2A1      1,616,328.62     20,345,711.05         0.00    258,355,523.23           0.00
2A2        209,198.60      3,902,018.07         0.00     32,169,797.20           0.00
2A3              0.00              0.00         0.00     17,052,323.00           0.00
2A4        116,666.67        116,666.67         0.00     20,000,000.00           0.00
2A5              0.00              0.00         0.00        374,257.71           0.00
2A6        207,522.22      4,152,536.64         0.00     34,366,779.89           0.00
2A7         15,963.25         15,963.25         0.00      2,454,769.99           0.00
PO               0.00        151,278.27         0.00      3,136,350.87           0.00
PO-1             0.00         29,122.25         0.00      1,180,004.72           0.00
PO-2             0.00        122,156.02         0.00      1,956,346.15           0.00
M           99,738.00        113,156.29         0.00     16,973,044.80           0.00
B1          44,882.10         50,920.33         0.00      7,637,870.16           0.00
B2          37,401.75         42,433.61         0.00      6,364,891.80           0.00
B3          19,947.60         22,631.26         0.00      3,394,608.97           0.00
B4           9,973.80         11,315.63         0.00      1,697,304.47           0.00
B5          12,349.07         14,010.46    48,106.95      2,053,412.72      68,783.37
AR               0.00              0.00         0.00              0.00           0.00
         -------------    -------------    ---------    --------------    ------------
Totals   3,027,582.94     33,615,424.11    48,106.95    505,112,695.65      68,783.37


    THE BANK OF                                    Distribution Date: 9/25/02
    NEW YORK
101 Barclay St., 8W
New York, NY 10286
Attn: Courtney Bartholomew
212-815-3236


                             Countrywide Home Loans
               Mortgage Pass-Through Certificate, Series 2001-10
                         Alternative Loan Trust 2001-6

                          Principal Distribution Detail

                         Original         Beginning         Scheduled                      Unscheduled
                        Certificate      Certificate        Principal        Accretion     Principal
Class     Cusip          Balance           Balance         Distribution      Principal      Adjustments
----    ---------      -------------    --------------    --------------     -----------   ------------
1A1     12669BY63     151,304,000.00    105,575,702.16      4,039,171.33           0.00         0.00
2A1     12669BY71     474,648,000.00    277,084,905.66     18,729,382.43           0.00         0.00
2A2     12669BY89      75,000,000.00     35,862,616.68      3,692,819.47           0.00         0.00
2A3     12669BY97      15,537,000.00     16,953,428.01              0.00      98,895.00         0.00
2A4     12669BZ21      20,000,000.00     20,000,000.00              0.00           0.00         0.00
2A5     12669BZ39         341,000.00        372,087.21              0.00       2,170.51         0.00
2A6     12669BZ47      80,122,000.00     38,311,794.31      3,945,014.43           0.00         0.00
2A7     12669BZ54       5,723,000.00      2,736,556.74              0.00           0.00         0.00
PO                      4,347,353.14      3,287,629.13        151,278.27           0.00         0.00
PO-1    12669BZ70       1,495,797.37      1,209,126.97         29,122.25           0.00         0.00
PO-2    12669BZ70       2,851,555.77      2,078,502.16        122,156.02           0.00         0.00
M       12669BZ88      17,200,000.00     16,986,463.09         13,418.30           0.00         0.00
B1      12669BZ96       7,740,000.00      7,643,908.39          6,038.23           0.00         0.00
B2      12669B2A9       6,450,000.00      6,369,923.66          5,031.86           0.00         0.00
B3      12669B2T8       3,440,000.00      3,397,292.63          2,683.66           0.00         0.00
B4      12669B2U5       1,720,000.00      1,698,646.30          1,341.83           0.00         0.00
B5      12669B2V3       2,150,546.86      2,103,181.06          1,661.39           0.00         0.00
AR      12669BZ62             100.00              0.00              0.00           0.00         0.00
                       -------------    --------------    --------------     -----------   ------------
Totals                860,000,000.00    535,647,578.29     30,587,841.20     101,065.51         0.00



                Net               Current         Ending             Ending
             Principal            Realized      Certificate        Certificate
Class       Distribution           Losses         Balance            Factor
-----       -------------      -----------    --------------    ---------------
1A1          4,039,171.33            0.00     101,536,530.83    0.67107631543
2A1         18,729,382.43            0.00     258,355,523.23    0.54430972685
2A2          3,692,819.47            0.00      32,169,797.20    0.42893062935
2A3                  0.00            0.00      17,052,323.00    1.09752996099
2A4                  0.00            0.00      20,000,000.00    1.00000000000
2A5                  0.00            0.00         374,257.71    1.09752995355
2A6          3,945,014.43            0.00      34,366,779.89    0.42893062939
2A7                  0.00            0.00       2,454,769.99    0.42893062939
PO             151,278.27            0.00       3,136,350.87    0.72143917667
PO-1            29,122.25            0.00       1,180,004.72    0.78888005938
PO-2           122,156.02            0.00       1,956,346.15    0.68606273347
M               13,418.30            0.00      16,973,044.80    0.98680492999
B1               6,038.23            0.00       7,637,870.16    0.98680493011
B2               5,031.86            0.00       6,364,891.80    0.98680492960
B3               2,683.66            0.00       3,394,608.97    0.98680493258
B4               1,341.83            0.00       1,697,304.47    0.98680492711
B5               1,661.39       48,106.95       2,053,412.72    0.95483281985
AR                   0.00            0.00               0.00    0.00000000000
            -------------      ----------    --------------
Totals     30,587,841.20        48,106.95     505,112,695.65

                                     Page 2

  THE BANK OF                                        Distribution Date: 9/25/02
  NEW YORK
101 Barclay St., 8W
New York, NY 10286
Attn: Courtney Bartholomew
212-815-3236


                             Countrywide Home Loans
               Mortgage Pass-Through Certificate, Series 2001-10
                         Alternative Loan Trust 2001-6

                            Interest Distribution Detail


          Beginning        Pass        Accrued    Cumulative                  Total       Net         Unscheduled
         Certificate     Through       Optimal     Unpaid      Deferred     Interest   Prepayment      Interest        Interest
Class     Balance         Rate (%)     Interest    Interest    Interest        Due     Int Shortfall   Adjustment        Paid
----     -------------   ---------  ------------  ----------  ---------  ------------  -------------  ------------   -------------
1A1     105,575,702.16    7.250000    637,853.20      0.00         0.00    637,853.20         241.94          0.00      637,611.26
2A1     277,084,905.66    7.000000  1,616,328.62      0.00         0.00  1,616,328.62           0.00          0.00    1,616,328.62
2A2      35,862,616.68    7.000000    209,198.60      0.00         0.00    209,198.60           0.00          0.00      209,198.60
2A3      16,953,428.01    7.000000          0.00      0.00    98,895.00     98,895.00           0.00          0.00            0.00
2A4      20,000,000.00    7.000000    116,666.67      0.00         0.00    116,666.67           0.00          0.00      116,666.67
2A5         372,087.21    7.000000          0.00      0.00     2,170.51      2,170.51           0.00          0.00            0.00
2A6      38,311,794.31    6.500000    207,522.22      0.00         0.00    207,522.22           0.00          0.00      207,522.22
2A7       2,736,556.74    7.000000     15,963.25      0.00         0.00     15,963.25           0.00          0.00       15,963.25
PO        3,287,629.13    0.000000          0.00      0.00         0.00          0.00           0.00          0.00            0.00
PO-1      1,209,126.97    0.000000          0.00      0.00         0.00          0.00           0.00          0.00            0.00

PO-2      2,078,502.16    0.000000          0.00      0.00         0.00          0.00           0.00          0.00            0.00

M        16,986,463.09    7.046451     99,745.23      0.00         0.00     99,745.23           7.23          0.00       99,738.00
B1        7,643,908.39    7.046451     44,885.35      0.00         0.00     44,885.35           3.25          0.00       44,882.10
B2        6,369,923.66    7.046451     37,404.46      0.00         0.00     37,404.46           2.71          0.00       37,401.75
B3        3,397,292.63    7.046451     19,949.05      0.00         0.00     19,949.05           1.45          0.00       19,947.60
B4        1,698,646.30    7.046451      9,974.52      0.00         0.00      9,974.52           0.72          0.00        9,973.80
B5        2,103,181.06    7.046451     12,349.97      0.00         0.00     12,349.97           0.90          0.00       12,349.07
AR                0.00    7.250000          0.00      0.00         0.00          0.00           0.00          0.00            0.00
----    --------------   ---------  ------------  ----------  ---------  ------------  -------------  ------------   -------------
Totals  535,647,578.29              3,027,841.14      0.00   101,065.51  3,128,906.65         258.20          0.00    3,027,582.94

 THE BANK OF                                  Distribution Date: 9/25/02
 NEW YORK
101 Barclay St., 8W
New York, NY 10286
Attn: Courtney Bartholomew
212-815-3236

                             Countrywide Home Loans
               Mortgage Pass-Through Certificate, Series 2001-10
                         Alternative Loan Trust 2001-6

                           Current Payment Information
                           Factors per $1,000


                          Original        Beginning Cert.                                     Ending Cert.         Pass
                         Certificate        Notional        Principal         Interest         Notional           Through
Class      Cusip           Balance           Balance        Distribution     Distribution      Balance            Rate (%)
-----      -----       --------------   -----------------  -------------    -------------     --------------     ----------
1A1        12669BY63   151,304,000.00     697.772049374     26.695733945      4.214107068      671.076315429       7.250000
2A1        12669BY71   474,648,000.00     583.769247236     39.459520386      3.405320609      544.309726850       7.000000
2A2        12669BY89    75,000,000.00     478.168222336     49.237592983      2.789314630      428.930629353       7.000000
2A3        12669BY97    15,537,000.00   1,091.164832798      0.000000000      0.000000000    1,097.529960990       7.000000
2A4        12669BZ21    20,000,000.00   1,000.000000000      0.000000000      5.833333333    1,000.000000000       7.000000
2A5        12669BZ39       341,000.00   1,091.164825401      0.000000000      0.000000000    1,097.529953549       7.000000
2A6        12669BZ47    80,122,000.00     478.168222374     49.237592987      2.590077871      428.930629386       6.500000
2A7        12669BZ54     5,723,000.00     478.168222374      0.000000000      2.789314631      428.930629386       7.000000
PO                       4,347,353.14     756.236961693     34.797787327      0.000000000      721.439176666       0.000000
PO-1       12669BZ70     1,495,797.37     808.349443205     19.469383829      0.000000000      788.880059376       0.000000
PO-2       12669BZ70     2,851,555.77     728.901109171     42.838375700      0.000000000      686.062733471       0.000000
M          12669BZ88    17,200,000.00     987.585063420      0.780133433      5.798720655      986.804929987       7.046451
B1         12669BZ96     7,740,000.00     987.585063548      0.780133433      5.798720655      986.804930115       7.046451
B2         12669B2A9     6,450,000.00     987.585063035      0.780133433      5.798720652      986.804929602       7.046451
B3         12669B2T8     3,440,000.00     987.585066015      0.780133435      5.798720670      986.804932580       7.046451
B4         12669B2U5     1,720,000.00     987.585060536      0.780133431      5.798720638      986.804927105       7.046451
B5         12669B2V3     2,150,546.86     977.974997685      0.772542053      5.742294035      954.832819845       7.046451
AR         12669BZ62           100.00       0.000000000      0.000000000      0.000000000        0.000000000       7.250000
                       --------------   -----------------  -------------    -------------    ---------------
Totals                 860,000,000.00     622.846021267     35.567257209      3.520445279      587.340343779

        THE BANK OF
        NEW YORK
101 Barclay St., 8W
New York, NY 10286
Attn: Courtney Bartholomew
212-815-3236


                             Countrywide Home Loans
               Mortgage Pass-Through Certificate, Series 2001-10
                         Alternative Loan Trust 2001-6


Pool Level Data
---------------

Distribution Date                                                                                                    9/25/02
Cut-off Date                                                                                                          5/1/01
Determination Date                                                                                                    9/1/02
Accrual Period 30/360              Begin                                                                              8/1/02
                                   End                                                                                9/1/02
Number of Days in 30/360 Accrual Period                                                                                   30



   Collateral Information
   ----------------------
Group 1
-------
Cut-Off Date Balance                                                                                          160,000,000.00

Beginning Aggregate Pool Stated Principal Balance                                                             113,882,382.06
Ending Aggregate Pool Stated Principal Balance                                                                109,808,861.20

Beginning Aggregate Certificate Stated Principal Balance                                                      535,647,578.29
Ending Aggregate Certificate Stated Principal Balance                                                         505,112,695.65

Beginning Aggregate Loan Count                                                                                           885
Loans Paid Off or Otherwise Removed Pursuant to Pooling and Servicing Agreement                                           27
Ending Aggregate Loan Count                                                                                              858

Beginning Weighted Average Loan Rate (WAC)                                                                         8.132270%
Ending Weighted Average Loan Rate (WAC)                                                                            8.126020%

Beginning Net Weighted Average Loan Rate                                                                           7.173024%
Ending Net Weighted Average Loan Rate                                                                              7.172092%

Weighted Average Maturity (WAM) (Months)                                                                                 344

Servicer Advances                                                                                                 110,875.65

Aggregate Pool Prepayment                                                                                       3,989,467.55
Pool Prepayment Rate                                                                                             34.8345 CPR


Group 2
-------
Cut-Off Date Balance                                                                                          700,000,000.00

Beginning Aggregate Pool Stated Principal Balance                                                             421,765,196.08
Ending Aggregate Pool Stated Principal Balance                                                                395,303,834.30

Beginning Aggregate Certificate Stated Principal Balance                                                      535,647,578.29
Ending Aggregate Certificate Stated Principal Balance                                                         505,112,695.65

Beginning Aggregate Loan Count                                                                                          1087

        THE BANK OF
        NEW YORK
101 Barclay St., 8W
New York, NY 10286
Attn: Courtney Bartholomew
212-815-3236


                             Countrywide Home Loans
               Mortgage Pass-Through Certificate, Series 2001-10
                         Alternative Loan Trust 2001-6


Group 2
-------

Loans Paid Off or Otherwise Removed Pursuant to Pooling and Servicing Agreement                                           67
Ending Aggregate Loan Count                                                                                             1020

Beginning Weighted Average Loan Rate (WAC)                                                                         7.717211%
Ending Weighted Average Loan Rate (WAC)                                                                            7.720210%

Beginning Net Weighted Average Loan Rate                                                                           6.965879%
Ending Net Weighted Average Loan Rate                                                                              6.965758%

Weighted Average Maturity (WAM) (Months)                                                                                 344

Servicer Advances                                                                                                 184,900.56

Aggregate Pool Prepayment                                                                                      25,827,638.60
Pool Prepayment Rate                                                                                             53.6009 CPR




   Certificate Information
   -----------------------

Group 1
-------

Senior Percentage                                                                                             93.7007651594%
Senior Prepayment Percentage                                                                                 100.0000000000%

Subordinate Percentage                                                                                         6.2992348406%
Subordinate Prepayment Percentage                                                                              0.0000000000%

Group 2
-------

Senior Percentage                                                                                             92.5892665914%
Senior Prepayment Percentage                                                                                 100.0000000000%

Subordinate Percentage                                                                                         7.4107334086%
Subordinate Prepayment Percentage                                                                              0.0000000000%


Certificate Account

Beginning Balance                                                                                                       0.00

Deposit
Payments of Interest and Principal                                                                             33,691,348.99
Liquidation Proceeds                                                                                              246,973.00
All Other Proceeds                                                                                                      0.00
Other Amounts                                                                                                           0.00
                                                                                                               -------------
Total Deposits                                                                                                 33,938,321.99

        THE BANK OF
        NEW YORK
101 Barclay St., 8W
New York, NY 10286

Attn: Courtney Bartholomew
212-815-3236



                             Countrywide Home Loans
               Mortgage Pass-Through Certificate, Series 2001-10
                         Alternative Loan Trust 2001-6


Withdrawals
Reimbursement of Servicer Advances                                                                            0.00
Payment of Master Servicer Fees                                                                          83,144.47
Payment of Sub Servicer Fees                                                                            239,495.16
Payment of Other Fees                                                                                   326,656.99
Payment of Insurance Premium(s)                                                                               0.00
Payment of Personal Mortgage Insurance                                                                        0.00
Other Permitted Withdrawal per the Pooling and Service Agreement                                              0.00
Payment of Principal and Interest                                                                    33,615,424.15
                                                                                                  ----------------
Total Withdrawals                                                                                    34,264,720.76

Ending Balance                                                                                              258.21


Prepayment Compensation
Total Gross Prepayment Interest Shortfall                                                                28,580.86
Compensation for Gross PPIS from Servicing Fees                                                          28,580.86
Other Gross PPIS Compensation                                                                                 0.00
                                                                                                  ----------------
Total Net PPIS (Non-Supported PPIS)                                                                           0.00


Master Servicing Fees Paid                                                                               83,144.47
Sub Servicing Fees Paid                                                                                 239,495.16
Insurance Premium(s) Paid                                                                                     0.00
Personal Mortgage Insurance Fees Paid                                                                         0.00
Other Fees Paid                                                                                         326,656.99
                                                                                                  ----------------
Total Fees                                                                                              649,296.61



   Delinquency Information
   -----------------------

Group 1
-------


Delinquency                               30-59 Days        60-89 Days        90+ Days                 Totals
-----------                               ----------        ----------     ------------           ------------
Scheduled Principal Balance              6,324,503.12     1,967,788.86     1,542,382.65          9,834,674.63
Percentage of Total Pool Balance            5.759556%        1.792013%        1.404607%             8.956176%
Number of Loans                                    47               12               12                    71
Percentage of Total Loans                   5.477855%        1.398601%        1.398601%             8.275058%

        THE BANK OF
        NEW YORK
101 Barclay St., 8W
New York, NY 10286

Attn: Courtney Bartholomew
212-815-3236


                             Countrywide Home Loans
               Mortgage Pass-Through Certificate, Series 2001-10
                         Alternative Loan Trust 2001-6


Foreclosure
-----------

Scheduled Principal Balance                                                                        3,597,241.73
Percentage of Total Pool Balance                                                                      3.275912%
Number of Loans                                                                                              28
Percentage of Total Loans                                                                             3.263403%

Bankruptcy
----------

Scheduled Principal Balance                                                                                0.00
Percentage of Total Pool Balance                                                                      0.000000%
Number of Loans                                                                                               0
Percentage of Total Loans                                                                             0.000000%

REO
---

Scheduled Principal Balance                                                                          944,280.76
Percentage of Total Pool Balance                                                                      0.859931%
Number of Loans                                                                                               5
Percentage of Total Loans                                                                             0.582751%

Book Value of all REO Loans                                                                                0.00
Percentage of Total Pool Balance                                                                      0.000000%

Current Realized Losses                                                                                    0.00
Additional Gains (Recoveries)/Losses                                                                       0.00
Total Realized Losses                                                                                 19,749.14

Group 2
-------


Delinquency                              30-59 Days       60-89 Days          90+ Days                Totals
-----------                              ----------       -----------         --------                ------
Scheduled Principal Balance            10,651,286.79      2,928,337.16       5,639,010.21         19,218,634.16
Percentage of Total Pool Balance           2.694456%         0.740781%          1.426500%             4.861737%
Number of Loans                                   28                 7                 12                    47
Percentage of Total Loans                  2.745098%         0.686275%          1.176471%             4.607843%

Foreclosure
-----------

Scheduled Principal Balance                                                                        3,834,696.00
Percentage of Total Pool Balance                                                                      0.970063%
Number of Loans                                                                                              11
Percentage of Total Loans                                                                             1.078431%

Bankruptcy
----------

Scheduled Principal Balance                                                                                0.00
Percentage of Total Pool Balance                                                                      0.000000%
Number of Loans                                                                                               0
Percentage of Total Loans                                                                             0.000000%

        THE BANK OF
        NEW YORK
101 Barclay St., 8W
New York, NY 10286

Attn: Courtney Bartholomew
212-815-3236


                             Countrywide Home Loans
               Mortgage Pass-Through Certificate, Series 2001-10
                         Alternative Loan Trust 2001-6


REO
---

Scheduled Principal Balance                                                                                 1,102,472.18
Percentage of Total Pool Balance                                                                               0.278892%
Number of Loans                                                                                                        3
Percentage of Total Loans                                                                                      0.294118%

Book Value of all REO Loans                                                                                         0.00
Percentage of Total Pool Balance                                                                               0.000000%

Current Realized Losses                                                                                        48,106.95
Additional Gains (Recoveries)/Losses                                                                                0.00
Total Realized Losses                                                                                          49,034.23



   Subordination/Credit Enhancement Information
   --------------------------------------------


Protection                                                     Original                Current
----------                                                     --------                -------
Bankruptcy Loss                                                  200,000.00             200,000.00
Bankruptcy Percentage                                             0.023256%              0.039595%
Credit/Fraud Loss                                             34,400,000.00                   0.00
Credit/Fraud Loss Percentage                                      4.000000%              0.000000%
Special Hazard Loss                                           17,200,000.00          10,712,951.56
Special Hazard Loss Percentage                                    2.000000%              2.120903%


Credit Support                                                  Original               Current
--------------                                                  --------               -------
Class A                                                      860,000,000.00         505,112,695.65
Class A Percentage                                              100.000000%            100.000000%